Exhibit 10.20

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of November 22, 2017, by and between Select Interior Concepts, Inc., a Delaware corporation (“SIC”), and SIC Intermediate, Inc., a Delaware corporation (the “Intermediate”). The above parties are referred to herein collectively as the “Parties,” and individually as a “Party.”

RECITALS:

WHEREAS, Intermediate is the direct wholly-owned subsidiary of SIC;

WHEREAS, SIC currently directly holds 8,132,176.67 Units (consisting of 5,839,606.31 Class A Units and 2,292,570.36 Class B Units) of TCFI LARK LLC, a Delaware limited liability company (“RDS”), and 50,802,701.82 Units (consisting of 24,358,575.72 Class A Units, 2,715,995.13 Class B Units, 5,017,688.62 Class C Units, 15,605,824.01 Class E-1 Units, and 3,104,618.34 Class E-2 Units) of TCFI G&M LLC, a Delaware limited liability company (“ASG”) (all such Units collectively, the “Directly-Held Units”), and the Directly-Held Units represent all of the equity interests in RDS and ASG directly held by SIC;

WHEREAS, SIC desires to contribute to Intermediate, and Intermediate desires to accept the transfer from SIC of, all of the Directly-Held Units, pursuant to the terms and conditions set forth in this Agreement.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE 1

CONTRIBUTION OF DIRECTLY-HELD UNITS

1.1. Contribution.

(a) SIC hereby assigns, transfers, conveys and delivers to Intermediate, and Intermediate hereby accepts, all right, title and interest in and to, all of the Directly-Held Units.

(b) SIC shall deliver the Directly-Held Units to Intermediate through executing and delivering such assignments, consents, and other transfer documents and instruments as shall be necessary to evidence the assignment, transfer, conveyance and delivery of all of the Directly-Held Units to Intermediate.

1.2. Effect of the Transactions. The Parties acknowledge and agree that following the consummation of the transactions contemplated hereby (the “Transactions”), Intermediate will directly (and SIC will indirectly, through its direct ownership of Intermediate) hold all of the issued and outstanding equity interests in RDS and ASG.

ARTICLE 2

COVENANTS

2.1. Further Assurances. On the terms and subject to the conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the Transactions.

ARTICLE 3

MISCELLANEOUS

3.1. Entire Agreement and Waiver. This Agreement contains the entire agreement between the Parties and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the Parties relating to the subject matter hereof. There are no other agreements, understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, have been made by either Party. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the Party making the waiver.

3.2. Amendment. No amendment or modification of this Agreement shall be binding unless made in a written instrument that specifically refers to this Agreement and is signed by both Parties.

3.3. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

3.4. Severability. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof.

3.5. Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations of each Party arising hereunder shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

3.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Nothing in this Agreement, whether express or implied, is intended to confer upon any person or entity other than the Parties, their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

3.7. Assignment. This Agreement shall not be assignable or otherwise transferable by either Party hereto without the prior written consent of the other Party.

3.8. Facsimile or PDF E-mail Signatures. The Parties agree that this Agreement shall be considered signed when the signature of a Party is delivered by PDF e-mail. Such PDF e-mail signature shall be treated in all respects as having the same effect as an original signature.

3.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the document.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement with effect as of the date first written above.

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Tyrone Johnson
Name: Tyrone Johnson
Title: Chief Executive Officer

SIC INTERMEDIATE, INC.

By:	/s/ Tyrone Johnson
Name: Tyrone Johnson
Title: Chief Executive Officer

[Signature page to Contribution Agreement]